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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                                          INCORPORATED IN
- ----                                                                          ---------------
Shell Pipe Line Corporation...................................................    Maryland
  Seashell Pipeline Company...................................................    Delaware
  Concha Chemical Pipeline Company............................................    Delaware
Shell Finance Company.........................................................    Delaware
  Shell Energy Resources Inc. ................................................    Delaware
     Shell Western E&P Inc. ..................................................    Delaware
       Shell Cortez Pipeline Company..........................................    Delaware
     SOI Holdings Inc. .......................................................    Alabama
       Shell Offshore Inc. ...................................................    Delaware
          Power Limited Partnership...........................................    Delaware
          Shell Oil & Gas Investments, Limited Partnership....................    Delaware
            Shell Onshore Ventures Inc. ......................................    Delaware
          SOI Royalties Inc. .................................................    Delaware
          Shell Frontier Oil and Gas Inc. ....................................    Delaware
     Shell Energy Company.....................................................    Delaware
       Shell Coal Resources Inc. .............................................    Delaware
       Shell Gas Trading Company..............................................    Delaware
       Pecten International Company...........................................    Delaware
          Pecten Ash Sham Company.............................................    Delaware
          Pecten Cameroon Company.............................................    Delaware
          Pecten Brazil Exploration Company...................................    Delaware
Shell Leasing Company.........................................................    Delaware
Pecten Export Corporation Ltd. ...............................................    Bermuda
Shell LSO Property Company....................................................    Delaware
Pecten Arabian Company........................................................    Delaware

     The names of other subsidiaries have been omitted because, as of December 31, 1994, such subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary."

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